Exhibit 10.34

Nonqualified Stock Option Agreement under
the Orthofix International N.V.
Amended and Restated 2004 Long-Term Incentive Plan

This Option Agreement (the “Agreement”) is made this 11th day of April 2008 (the “Grant Date”) between Orthofix International N.V., a Netherlands Antilles company (the “Company”), and the person signing this Agreement adjacent to the caption “Optionee” on the signature page hereof (the “Optionee”).  Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Optionee is entering into that certain Employment Agreement of even date herewith with Orthofix Inc., a Minnesota corporation and wholly owned subsidiary of the Company (the “Employment Agreement”);

WHEREAS, pursuant to the Plan and the Employment Agreement, the Company desires to afford the Optionee the opportunity to purchase Common Shares on the terms and conditions set forth herein;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.   Grant of Option. Subject to the provisions of this Agreement, the Employment Agreement and the Plan, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase 50,000 Common Shares at an exercise price of $31.83 per share (the “Exercise Price”).

2.   Incorporation of Plan. The Optionee acknowledges receipt of the Plan, a copy of which is annexed hereto, and represents that he or she is familiar with its terms and provisions and hereby accepts this Option subject to all of the terms and provisions of the Plan and all interpretations, amendments, rules and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. The Plan is incorporated herein by reference. In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern and this Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.  In the event of any conflict between this Agreement and the Employment Agreement, the applicable provision of the Employment Agreement shall supersede the conflicting provision in this Agreement.

3.   Nature of the Option. The Option shall be a Nonqualified Stock Option.

4.   Vesting. Subject to earlier termination in accordance with the Plan, the Employment Agreement or this Agreement and the terms and conditions therein or herein, the Option shall vest and become exercisable with respect to 33 1/3% of the shares covered thereby on each of the first, second and third anniversaries of the Grant Date; provided, however, that the exercisability of any portion of the Option relating to a fractional share shall be deferred until such time, if any, that such portion can be exercised as a whole Common Share.

5.   Term. The Option shall expire and no longer be exercisable 10 years from the Grant Date, subject to earlier termination in accordance with the Plan, this Agreement or the Employment Agreement; provided, however: (i) if the termination date falls on a date on which the exercise of the Option would violate any applicable federal, state, local or foreign law, such termination date shall be extended to 30 days after the first date that exercise of the Option would no longer violate any applicable federal, state, local or foreign law, and (ii) if the termination date falls on a date on which the Optionee is prohibited by Company policy in effect on such date from engaging in transactions in the Company’s securities, such termination date shall be extended to the first date that the Optionee is permitted to engage in transaction in the Company’s securities under such Company policy so long as such extension does not cause the Option to become subject to Code Section 409A or violate any other applicable law.

Exhibit 10.34

6.   Termination of Employment.

(a)     General. A termination of employment shall be deemed to have occurred if the Optionee is no longer employed by, or otherwise providing services to, the Company or any of its Subsidiaries for any reason, expressly including as provided in Article IV of the Employment Agreement.

(b)     Termination of Employment on Death or Other than for Cause. In the event (i) the Company terminates the Optionee's employment prior to vesting other than for Cause (as defined in the Employment Agreement) or (ii) of the death of the Optionee, then the Option shall be considered vested in full and be immediately exercisable as of the date of such termination of employment as provided in the Employment Agreement.  Following the term of such employment, the Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement and the Plan, to exercise the Option until the expiration of the Option as provided in Section 5 hereof. To the extent the vested portion of the Option is not exercised within such period, the Option shall be cancelled and revert back to the Company and the Optionee shall have no further right or interest therein.

(d)     Termination of Employment for Cause or Voluntary Termination. If the Optionee's employment is terminated by the Optionee in a Voluntary Termination or by the Company or any of its Subsidiaries for Cause prior to the full vesting of the Option, the unvested portion of the Option shall be cancelled and revert back to the Company as of the date of such termination of employment, and the Optionee shall have no further right or interest therein unless the Committee in its sole discretion shall determine otherwise. The Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement, the Employment Agreement and the Plan, to exercise the portion of the Option, if any, to the extent it was vested as of the date of such termination of employment at any time within three months after the date of such termination, subject to the earlier expiration of the Option as provided in Section 5 hereof.

7.   Method of Exercising Option.

(a)     Notice of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised by written or electronic notice to the Company, from the Optionee, a Permitted Transferee, a transferee pursuant to a domestic relations order, or following the Optionee’s death, the Optionee’s estate, personal representative, or beneficiary, as applicable, and stating the number of Common Shares in respect of which the Option is being exercised. Such notice shall be accompanied by payment of the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. The date of exercise of the Option shall be the later of (i) the date on which the Company receives the notice of exercise or (ii) the date on which the conditions set forth in Sections 7(b) and (e) are satisfied. Notwithstanding any other provision of this Agreement, the Optionee may not exercise the Option and no Common Shares will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect. The Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if less than 100). In no event shall the Option be exercisable for a fractional share.

Exhibit 10.34

(b)     Payment. Prior to the issuance of the Common Shares pursuant to Section 7(e) hereof in respect of which all or a portion of the Option shall have been exercised, the Optionee shall have paid to the Company the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of the Company in U.S. dollars. Payment may also be made in mature Common Shares owned by the Optionee, or in any combination of cash or such mature shares as the Committee in its sole discretion may approve. The Company may also permit the Optionee to pay for such Common Shares by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. In the discretion of the Committee, and in accordance with rules and procedures established by the Committee, the Optionee may be permitted to make a “cashless” exercise of all or a portion of the Option.

(c)     Shareholder Rights. The Optionee shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of the Option until the Optionee shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any Common Shares for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

(d)     Limitation on Exercise. The Option shall not be exercisable unless the offer and sale of Common Shares pursuant thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(e)     Issuance of Common Shares. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option, the Company shall either: (i) deliver or cause to be delivered to the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable) one or more share certificates for the appropriate number of Common Shares issued in connection with such exercise (less any Common Shares withheld under Section 9 below), or (ii) cause its third-party recordkeeper to credit an account established and maintained in the name of the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable) with the number of Common Shares issued in connection with such exercise (less any Common Shares withheld under Section 9 below); provided, however, that an actual share certificate shall be delivered if requested by the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable). Such Common Shares shall be fully paid and nonassessable and shall be issued in the name of the Optionee (or a Permitted Transferee, a transferee under a domestic relations order, or following the Optionee's death, the Optionee's estate, personal representative or beneficiary, as applicable).

Exhibit 10.34

8.   Adjustment of and Changes in Common Shares. In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, extraordinary dividend, or other event or change in corporate structure affecting the Common Shares, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, the Option. The foregoing adjustments shall be determined by the Committee in its sole discretion.

9.     Tax Withholding. The Company shall have the right, prior to the issuance of any Common Shares upon full or partial exercise of the Option (whether by the Optionee or any Permitted Transferees, a transferee under a domestic relations order, or following the Optionee’s death, the Optionee’s estate, personal representative, or beneficiary, as applicable), to require the Optionee to remit to the Company any amount sufficient to satisfy the minimum required federal, state or local tax withholding requirements, as well as all applicable withholding tax requirements of any other country or jurisdiction. The Company may permit the Optionee to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to, or in connection with, the Option, the minimum federal, state or local taxes required to be withheld with respect to such payments.

10.     Transfers. Unless the Committee determines otherwise after the Grant Date, the Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, the Option may be transferred to the Optionee's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, the “Permitted Transferees”). Any Option transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Optionee. The Committee may in its discretion permit transfers of Options other than those contemplated by this Section 10.

11.     Option Exercisable Only by the Optionee. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by a Permitted Transferee to whom such Option has been transferred in accordance with Section 10.

12.      Prohibition on Repricing.  The Agreement may not be amended to (a) reduce the Exercise Price of the Option granted hereunder, nor (b) cancel or replace the Option  hereunder with an Option having a lower exercise price.

13.     Miscellaneous Provisions.

(a)     Notices. Any notice required by the terms of this Agreement shall be delivered or made electronically, over the Internet or otherwise (with request for assurance of receipt in a manner typical with respect to communications of that type), or given in writing.  Any notice given in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, and shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she has most recently provided to the Company.   Any notice given electronically shall be deemed effective on the date of transmission.

(b)     Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

Exhibit 10.34

(c)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)     Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e)     Amendments. The Board and the Committee shall have the power to alter or amend the terms of the Option as set forth herein from time to time, in any manner consistent with the provisions of Sections 16 and 19 of the Plan, and any alteration or amendment of the terms of the Option by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give notice to the Optionee of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Optionee and the Board or the Committee by mutual written consent to alter or amend the terms of the Option in any manner which is consistent with the Plan.

(f)      Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto and may only be amended by written agreement of the parties hereto.

(g)     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law provisions thereof.

(h)     No Employment or Other Rights. This Option grant does not confer upon the Optionee any right to be continued in the employment of, or otherwise provide services to, the Company or any Subsidiary or other affiliate thereof, or interfere with or limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate such Optionee’s employment at any time.

Exhibit 10.34

EXECUTED as of the date first written above.

COMPANY:	ORTHOFIX INTERNATIONAL N.V.

By: /s/ Alan W. Milinazzo
Name: Alan W. Milinazzo
Title: Chief Executive Officer

OPTIONEE:
By: /s/ Thomas Hein
Name: Thomas Hein
Title: Chief Financial Officer